SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 29, 1999

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware 0-27610 11-2882328

(State or other (Commission (IRS Employer

jurisdiction File No.) Identification Number)

of incorporation)

7840 Montgomery Road, Cincinnati, Ohio 45236

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing the opening of additional value-priced LaskiPlus centers in Minneapolis and Tampa.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated December 29, 1999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: December 29, 1999 By:/s/Larry P. Rapp

-----------------------------

Larry P. Rapp,

Chief Financial Officer

Contacts: Stephen Joffe, Chairman & CEO The Dilenschneider Group

Larry Rapp, Treasurer & CFO Joel Pomerantz (Media)

LCA-Vision Inc. Richard Shonfeld (IR)

(513) 792-9292 (212) 922-0900

LCA-VISION OPENS ADDITIONAL VALUE-PRICED

LASIKPLUS CENTERS IN MINNEAPOLIS AND TAMPA

New Centers in Existing Markets

Will Leverage Advertising and Marketing Outlays

CINCINNATI, December 29, 1999 -- Responding to demand at its value-priced LasikPlus centers in Clearwater, Florida, and Edina, Minnesota, LCA-Vision (NASDAQ NM:LCAV), a leading U.S. provider of laser vision correction (LVC) services, today announced the opening of two additional LasikPlus centers in the same markets. The new centers in Tampa and the Maple Grove suburb of Minneapolis are the first to be opened under the company's plan to expand its existing LasikPlus network by at least two new centers each quarter for the foreseeable future.

In the current quarter, the company converted existing LCA-Vision centers in Clearwater and Edina to LasikPlus. Since completing the conversion, those centers have experienced impressive demand, with the company's LasikPlus center in the Minneapolis suburb of Edina already booked to capacity for the month of January. Today's announced openings will double LCA-Vision's patient-handling ability in the large St. Paul/Minneapolis and Clearwater/Tampa/St. Petersburg markets. Both new centers are now scheduling patients throughout January.

The company estimates that nearly five million consumers reside in these two major metropolitan areas. LasikPlus, which was initially introduced in July in the Baltimore/Annapolis market has met with resounding success. By offering a value-priced alternative of $2,995 compared with the traditional $4,500-$5,000 LVC treatment, LasikPlus has made LVC affordable to significantly greater numbers of potential patients, while maintaining excellent vision correction outcomes and the highest standard of care.

Stephen Joffe, LCA-Vision chairman and CEO, commented: "The new centers will allow us to accommodate the strong demand that has greeted the introduction of LasikPlus. Opening new centers in existing markets will also allow us to leverage and maximize the advertising and marketing dollars earmarked for these communities. In the year ahead, we look forward to extending our leadership position and repeating the success we have experienced with LasikPlus."

LCA-Vision, which currently owns and operates 24 laser vision correction centers in the U.S., Canada, and Europe, plans to convert additional centers to the LasikPlus format and open new centers in the U.S. in the coming year. More than 60 million Americans who wear eyeglasses or contact lenses are currently eligible for laser vision correction.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.